Amendment #1

This Amendment #1 dated March 31, 2011 supersedes and replaces Exhibit A of the Share Exchange Agreement dated June 3, 2009, by and among Premier Power Renewable Energy, Inc. (“PPRW”), Rupinvest Sarl (“Rupinvest”), and Esdras Ltd. (“Esdras”).

1.
PPRW will issue and transfer trough the escrow agent and no later 15 may 2011, n 2,547,126 shares of PPRW’s restricted common stock (each share hereinafter a “PPRW Share”) to Esdras.  Each PPRW Shares is fully earned and owned by Esdras and will have the restrictions described below imprinted on the shares.  PPRW will immediately instruct Escrow agent to execute this agreement without exception.

2.
Esdras may not trade, assign, pledge or sell PPRW Shares unless PPRW provides written authorization.  Written authorization or denial will be made within 5 business days.  Authorization will be granted if either of the following has occurred:

a.
PPRW CEO Dean Marks and/or PPRW President Miguel de Anquin (“Founders”) are selling PPRW shares from their personal holdings.  Esdras may trade, assign, pledge or sell PPRW Shares equal to the percentage of shares sold by Founders.

For clarity and example.  If Founders sell 10% of their combined personal holdings; Esdras may sell 10% of its PPRW share holdings.  For example, if Founders sell 10% of their holdings Esdras may transact up to 254,713 shares (254,713 shares 10%)

or

b.	The date of April 30, 2015 has occurred.

3.	PPRW will renew the employment and board member agreements of Marco Pulitano and Giovanni Pulitano leaving unvaried and without any modification through the date of April 30, 2015.

4.
In the event of termination of the employment of Marco Pulitano and Giovanni Pulitano without cause from Premier Power, Section 2 will terminate and Esdras may trade, assign, pledge or sell PPRW Shares 6 months from termination without restriction.  In the event of termination for cause or if Marco Pulitano leaves Premier Power on his own accord Section 2 will remain intact as written.

5.	The current Escrow Agreement (Exhibit 8 Share Exchange Agreement) will be terminated upon the transfer of the above shares to Esdras.

PREMIER POWER RENEWABLE ENERGY, Inc	ESDRAS Ltd.

Name MIGUEL DE ANQUIN	Name MASSIMO SALUPPO

Signature /s/ Miguel de Anquin	Signature /s/ Massimo Saluppo

Date March 31, 2011	Date March 31, 2011